Exhibit 99.1

For More Information

         Contact:  James F. Oliviero
         KSW, Inc., (718) 340-1409
         joliviero@ksww.com

                              FOR IMMEDIATE RELEASE

                        KSW, INC. DECLARES STOCK DIVIDEND

Long Island City, New York - May 10, 2007 - KSW, Inc. (AMEX: KSW) today announced that its Board of Directors has declared a 5% stock dividend on KSW's common stock. The dividend will be payable on June 11, 2007 to shareholders of record as of May 24, 2007. Cash will be paid in lieu of issuing fractional shares. The cash payment will be computed based on the last sale price of the common stock on the record date.

About KSW

KSW, Inc., through its wholly-owned subsidiary, KSW Mechanical Services, Inc., furnishes and installs heating, ventilating and air conditioning (HVAC) systems and process piping systems for institutional, industrial, commercial, high-rise residential and public works projects. KSW Mechanical Services, Inc. also acts as Trade Manager on larger construction projects, such as the Cardiovascular Center at New York Presbyterian Hospital.

Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward looking statements generally can be identified as statements that include phrases such as "believe", "expect", "anticipate", "intend", "plan", "foresee", "likely", "should", "will" or other similar words or phrases. Such forward-looking statements concerning management's expectations and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks,

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uncertainties,  and other  important  factors that could cause actual results to differ materially from expectation of the Company include, among others, the outcome of the year-end audit and further internal review of the Company's historical financial statements. All written and oral forward-looking statements of or attributable to the Company or persons acting on behalf of the Company are qualified in their entirety by such factors. The Company disclaims any
obligation  or   undertaking   to  provide  any  updates  or  revisions  to  any
forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

Contact:
KSW, Inc.
James F. Oliviero
718-340-1409